Second Quarter 2017 Investor Presentation August 8, 2017

We make forward-looking statements in this presentation that are subject to risks and uncertainties.  These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives.  When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.  Statements regarding the following subjects, among others, may be forward- looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.  You should not place undue reliance on these forward-looking statements.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us.  Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business."  If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made.  New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us.  Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

n WMC corporate goals n Best-in-class risk and portfolio management practices n Operational excellence and efficiencies n Highest standards of financial reporting, disclosure and transparency n Consistent dividend policy n WMC is supported by the deep investment experience of the mortgage and asset backed securities team of Western Asset, as well as its global investment, risk management and operational infrastructure n At June 30, 2017 Western Asset had approximately $429 billion in assets under management with over 858 investment, risk, finance, accounting, legal and compliance, operations and other professionals in nine offices around the world n Western Asset’s depth and breadth of fixed income expertise, comprehensive platform, and global institutional relationships provide WMC a key advantage 2 Corporate Overview Our long-term objective is to generate a strong total return for our shareholders through attractive dividends derived from sustainable core earnings and appreciation in the value of our portfolio.

n GAAP net income of $20.7 million, or $0.49 per share n Quarterly cash dividend of $0.31 per share n $10.64 net book value per share as of June 30, 2017(1) n Economic return on book value was 4.8%(2) n Core earnings plus drop income(3) of 13.3 million, or $0.32 per share, consists of: n Core earnings of $0.30 per share. n Drop income of $0.02 per share n Net portfolio income of $27.3 million(4) consists of: n Net interest income (including cost of hedging) of $16.8 million n Realized loss on Investments $2.0 million n Unrealized gain on Investments $35.4 million n Loss on derivative instruments, net (excluding cost of hedging) $16.3 million n Other than temporary impairment of $6.6 million n Net interest margin of 2.25%(5) n 4.13% adjusted gross yield(5) n 2.17% fully hedged cost of funds(5) n Agency RMBS CPR of 9.9% for second quarter (6) 3 Please refer to page 14 for footnote disclosures. Second Quarter Financial Highlights

Overall MBS spreads tightened in the second quarter of 2017, resulting in an increase in book value and economic return. Core earnings plus drop income in the second quarter of 2017 increased as a result of repositioning the portfolio and the restructuring of our hedges. Dividend Per Share $0.50 $0.45 $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q3 2016 Q4 2016 Q1 2017 Q2 2017 0.31 0.31 0.31 0.31 Recent Performance Economic Return 8.0 6.0 4.0 2.0 0.0 -2.0 -4.0 -6.0 -8.0 Q3 2016 Q4 2016 Q1 2017 Q2 2017 7.1% (7.8)% 4.8% 4.8% Book Value Change 6.0 4.0 2.0 0.0 -2.0 -4.0 -6.0 -8.0 -10.0 -12.0 Q3 2016 Q4 2016 Q1 2017 Q2 2017 4.3% (10.5)% 1.8% 1.8% Core Earnings Plus Drop Income Per Share $0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00 Q3 2016 Q4 2016 Q1 2017 Q2 2017 0.35 0.52 0.25 0.32 4 (2) (3) Please refer to page 14 for footnote disclosures.

5 Book Value Roll Forward Please refer to page 14 for footnote disclosures. Book value increased by 1.82% during the second quarter of 2017. Amounts in 000's Per Share Book Value at March 31, 2017 $ 438,091 $ 10.45 Common dividend (12,995) (0.31) 425,096 10.14 Portfolio Income Net interest margin (7) 16,825 0.40 Net realized loss on investments (2,042) (0.05) Unrealized gain on investments 35,387 0.85 Gain (loss) on derivative instruments, net (16,326) (0.39) Other than temporary impairment (8) (6,579) (0.16) Net portfolio income 27,265 0.65 Operating expenses (2,566) (0.06) General and administrative expenses, excluding equity based compensation (1,686) (0.04) Provision for taxes (2,115) (0.05) Book Value at June 30, 2017 $ 445,994 $ 10.64

As part of repositioning our portfolio, we continued to reduce our exposure in Agency RMBS and Non Agency RMBS into Agency CMBS and credit sensitive investments in Q2 2017. 9/30/2016 12/31/2016 3/31/2017 6/30/2017 70% 60% 50% 40% 30% 20% 10% 0% Agency RMBS Non-Agency RMBS Non-Agency CMBS Whole-Loans Agency CMBS Other Investments(9) 63% 14% 13% 7% 0.5% 3% 53% 11% 13% 7% 13% 3% 36% 2% 11% 8% 37% 5% 29% 2% 10% 9% 44% 5% 6 Investment Portfolio ($ in millions) Asset Class 9/30/2016 12/31/2016 3/31/2017 6/30/2017 Agency RMBS $ 1,851 $ 1,470 $ 1,074 $ 859 Agency CMBS 14 372 1,120 1,294 Non-Agency RMBS 395 308 64 64 Non-Agency CMBS 369 359 342 298 Whole-Loans: Residential Whole-Loans 205 192 216 204 Residential Bridge Loans(14) — — 33 65 Other Investments (9) 87 92 139 158 Total $ 2,921 $ 2,793 $ 2,988 $ 2,942 Please refer to page 14 for footnote disclosures. Portfolio Composition

Portfolio Income Attribution[10]

Portfolio Income[4] was $27.3 million for the quarter ended June 30, 2017.

For the Three Months Ended June 30, 2017 (in thousands except per share data)

	Agency CMBS	Agency RMBS	Non-Agency CMBS	Non-Agency RMBS	Residential Whole-Loans	Residential Bridge Loans[14]	Other Securities[9]	Securitized Commercial Loan	Total
Interest Income	$ 8,834	$ 6,970	7,177	$ 950	$ 2,063	$ 1,301	$ 2,924	$ 316	$ 30,535
Interest expense[7]	(5,278)	(3,716)	(1,875)	(378)	(1,394)	(543)	(469)	(57)	(13,710)
Net Interest Income	$ 3,556	$ 3,254	$ 5,302	$ 572	$ 669	$ 758	$ 2,455	$ 259	$ 16,825
Realized gain/(loss) on investments	—	(2,445)	389	—	—	—	14	—	(2,042)
Unrealized gain/ (loss) on investments	11,144	7,643	7,705	1,993	253	—	6,439	210	35,387
Gain (loss) on derivative instruments, net[15]	(9,804)	(4,910)	(1,293)	(192)	—	—	(127)	—	(16,326)
OTTI[8]	(66)	(173)	(5,902)	—	—	—	(438)	—	(6,579)
Portfolio Income (loss)	**$ 4,830**	**$ 3,369**	**$ 6,201**	**$ 2,373**	**$ 922**	**$ 758**	**$ 8,343**	**$ 469**	**$ 27,265**
BV Per Share Increase (Decrease)	**$ 0.11**	**$ 0.08**	**$ 0.15**	**$ 0.06**	**$ 0.02**	**$ 0.02**	**$ 0.20**	**$ 0.01**	**$ 0.65**

	per share
Beginning book value	**$ 10.45**
Portfolio Income[4]	0.65
Operating expenses and G&A	(0.10)
Dividends	(0.31)
Provision for Taxes	(0.05)
Ending book value	**$ 10.64**

Please refer to page 14 for footnote disclosures.

7

Western Asset Mortgage Capital Corp.

n Net Duration of the Agency RMBS and Agency CMBS portfolio: 0.14 years n Leverage Ratio: 6.3x(16) n Agency RMBS Weighted Average Loan Age (“WALA”) of 40.3 months n Net interest margin of 2.25% n 4.13% adjusted gross yield n 2.17% fully hedged cost of funds n Net fixed pay interest rate swaps of $2.3 billion 8 (5) Key Portfolio Metrics as of June 30, 2017 Agency Holdings Key Rate Duration Contribution Total 6-months 2-Year 5-Year 10-Year 20-Year 30-Year Agency RMBS 1.31 .06 .19 .33 .51 .21 .01 Agency CMBS 3.32 .01 .04 .46 2.72 .09 .00 Swaps and Futures -4.49 .09 -.38 -.73 -3.16 -.39 .00 Total 0.14 0.16 -0.15 0.06 0.07 -0.09 0.01 Please refer to page 14 for footnote disclosures. (5) (5)

Portfolio Financing ($ in millions) June 30, 2017 Repurchase Agreements Outstanding Amounts Interest Rate Remaining Days to Maturity Agency RMBS (16) $ 1,030.4 1.23% 42 Agency CMBS 1,226.0 1.25% 34 Non-Agency RMBS 48.9 2.73% 42 Non-Agency CMBS 215.8 2.84% 35 Whole-Loans and Securitized Commercial Loan 227.0 3.54% 19 Other Securities (11) 53.4 2.59% 25 Total/Wtd Avg $ 2,801.6 1.60% 36 9 n Master repurchase agreements with 27 counterparties n Outstanding borrowings with 17 counterparties n Capacity in excess of our current needs Please refer to page 14 for footnote disclosures. Financing Summary

10 Fixed Pay Interest Rate Swaps ($ in millions – as of June 30, 2017) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) Less than 1 Year $ 105.9 0.8% 1.1% 0.3 1 Year to 3 Years 600.0 1.6% 1.2% 2.3 3 Years to 5 Years 500.0 2% 1.2% 4.8 >5 Years 1,103.5 2.5% 0.3% 10.9 Total Fixed Pay Rate(13) $ 2,309.4 2.1% 0.8% 6.8 Hedging Summary Please refer to page 14 for footnote disclosures. At June 30, 2017 the Company had $1.5 billion notional value of pay-fixed interest rate swaps, excluding forward starting swaps of $832 million (approximately 10.1 months forward), which have variable maturities between October 2, 2017 and April 27, 2037. . (12)

12 n U.S. growth and inflation may be moderating. n Central banks are are signaling a path to normalization. n Spread sectors should continue to offer attractive returns. n Consumer and housing fundamentals remain at historically attractive levels. n We expect elevated volatility in the near-term due to U.S. policy uncertainties and global political developments. n Global economies will continue to experience improving growth but weak by historical standards. 2017 Macroeconomic Outlook Base case is for steady but unspectacular growth, where spread sectors are likely to outperform.

n Residential Whole-loans continue to perform in-line with our expectations. n We expect bridge residential and commercial loans to be the largest growth area. n Re-performing loans provide attractive risk adjusted returns and we expect to invest in this sector. n Commercial mezzanine loan opportunities continue to offer attractive risk-reward opportunities. n Lower-rated CMBS spreads remain wide and have lagged the recovery in credit. n We believe that junior CMBS spreads will tighten over the next year. n Agency CMBS offers more attractive relative value than Agency RMBS. We have continued shifting from our Agency RMBS into Agency CMBS. n We expect Agency RMBS spreads to widen in the long-term, however we are constructive in the near-term. Portfolio View Credit sensitive mortgage sectors have performed relatively well and are expected to continue to offer attractive returns. Agency RMBS spreads have widened, while agency commercial spreads have not. 13

(1) Reflects the $0.31 dividend declared on June 20, 2017 and paid on July 26, 2017. (2) Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. (3) Core earnings is a non-GAAP measures which includes the cost of interest rate swaps, interest income on IOs and IIOs classified as derivatives, net interest income on foreign currency swaps and total return swaps. Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $715 thousand for the three months ended June 30, 2017. (4) Non-GAAP measure which includes net interest margin (as defined in footnote 7), realized and unrealized gains or losses in the portfolio and other than temporary impairment. (5) Non-GAAP measures which include interest income, interest expense, the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, foreign currency swaps and total return swap, and are weighted averages for the quarter ended June 30, 2017. (6) Second quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. (7) Interest expense includes net interest rate swaps interest expense. Interest rate swaps net expense have been allocated based on average duration contribution. (8) Includes other than temporary impairment on IO's and IIO's accounted for as derivatives. (9) Other investments include ABS, GSE Credit Risk Transfer securities and a securitized commercial loan. (10) Portfolio income attribution uses total income defined as the sum of net interest income, realized gain, unrealized gain and other than temporary impairment. (11) Other securities includes ABS and GSE Credit Risk Transfer securities. (12) While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. (13) At June 30, 2017 the Company has $1.48 billion notional value of pay-fixed interest rate swaps, excluding forward starting swaps of $832 million (approximately 10.1 months forward), which have variable maturities between October 2, 2017 and April 27, 2037. (14) The residential bridge loans are reflected at amortized costs which approximate fair value. (15) Loss on derivative instruments, net (excluding cost of hedging) has been allocated based average duration contribution. (16) Includes approximately $202.9 million of repurchase agreement borrowings related to securities sold in June 2017 that was paid off when the sale settled in July 2017. The adjusted leverage would be 5.8x. 14 Footnotes

Appendix

¹ Other investments includes ABS, GSE Credit Risk Transfer securities and securitized commercial loan. 2 Lower loan balance pools generally consist of loans below $150,000. 3 Other includes low WALA and Investor loans. 4 Commercial Real Estate Mortgage Mezzanine Loans. 5 Residential Bridge Loans are reflected at amortized costs which approximate fair value at June 30, 2017. 16 Portfolio Breakdown Total Investment Portfolio ($ in millions) June 30, 2017 Agency RMBS $ 859 Agency CMBS 1,294 Non-Agency RMBS 64 Non-Agency CMBS 298 Residential Whole-Loans 204 Residential Bridge Loans 5 65 Other Investments1 158 Total $ 2,942 Agency & Non-Agency CMBSAgency RMBS Non-Agency RMBS, Whole-loans &CRT Securities Select Sector Categories Agency RMBS Agency CMBS Non-Agency RMBS Non-Agency CMBS Whole-Loans Other Investments 29.2% 44.0% 2.2% 10.1% 9.1%5.4% Lower Loan Balance MHA/HARP High LTV Other 75.6% 13.5% 10.9% Non-Agency RMBS Residential Whole-loans CRT Securities 13.0% 54.8% 32.2% Legacy CMBS New Issue CMBS CRE Mezzanine Agency CMBS 9.9% 6.9% 1.9% 81.3%

Portfolio Composition as of June 30, 2017

Investment Portfolio
($ in millions)

	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
Agency				
40-year fixed rate	3.5%	$ 96.3	$ 97.4	$ 99.1
30-year fixed rate	3.0%	25.2	26.2	25.2
	3.5%	—	—	—
	4.0%	251.4	269.8	266.6
	4.5%	200.9	215.7	219.4
	5.0%	45.0	50.6	50.2
	5.5%	1.9	2.2	2.1
	6.0%	2.2	2.5	2.6
20-year fixed rate	3.5%	32.6	34.5	34.1
	4.0%	124.8	131.8	132.9
Agency RMBS IOs and IIOs(1)	2.9%	N/A	25.0	27.2
Agency CMBS	2.9%	1,285.3	1,273.3	1,287.8
Agency CMBS IOs and IIOs(2)	0.9%	N/A	6.9	6.3
Subtotal Agency	3.1%	2,065.6	2,135.9	2,153.5
Non-Agency				
Non-Agency RMBS	3.0%	83.0	59.5	63.7
Non-Agency CMBS	4.8%	397.8	309.7	298.2
Subtotal Non-Agency	4.5%	480.8	369.2	361.9
Other Securities(3)	7.0%	102.5	125.7	133.0
Subtotal MBS and Other Securities	4.9%	2,648.9	2,630.8	2,648.4
Whole-Loans				
Residential Whole-Loans(4)	4.5%	198.8	199.3	203.5
Residential Bridge Loans(5)	9.7%	64.6	64.9	N/A
Securitized Commercial Loan(6)	9.0%	25.0	25.0	24.9
Subtotal Whole-Loans	6.1%	288.4	289.2	228.4
Total Portfolio	3.6%	2,937.3	2,920.0	2,876.8

(1) Includes $10.6 million of amortized cost and $12.1 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2) Includes $6.9 million of amortized cost and $6.3 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3) Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $23.1 million.
(4) Residential Whole-Loans are held by a trust whose entire beneficial interest is held by WMC.
(5) Residential Bridge Loans are reflected at amortized costs.
(6) The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

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Western Asset Mortgage Capital Corp.

18 Economic Return(1) Total Stock Return(2) QTD YTD 3 Years Ended 5/5/12 to 6/30/2017 QTD YTD 3 Years Ended 5/5/12 to 6/30/2017 4.8% 9.6% 8.0% 26.6% 8.6% 8.4% 14.3% 24.9% WMC Returns as of June 30, 2017 (1) Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value. (2) Total Stock return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in stock price during the period and dividing by the beginning stock price.

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information